Nuveen Investments Inc.

Including :

Affiliated Entities

Nuveen Closed-End Funds

Nuveen Open-End Funds

Nuveen Defined Portfolios

Code of Ethics and

Reporting Requirements

Effective

January 1, 2011

As Amended

March 14, 2011

August 15, 2011

Material Amendments

Effective as of March 14, 2011:

NWQ Investment Management Company, LLC access persons are subject to a thirty (30) day holding period for equity securities, including equity options, if the subsequent trade would result in a profit. The period is based on trade dates, and any transaction resets the holding period. Equity and equity option holding periods are based on issuer, not specific security. E.g., access persons may not buy the common shares of an issuer and sell the preferred shares within the holding period. For option trades, access persons are prohibited from engaging in an option trade on the opposite side of the original trade within 30 days. E.g., if an access person purchases the equity shares of an issuer, calls may not be sold for at least 30 calendar days.

Tradewinds Global Investors, LLC access persons are subject to a thirty (30) day holding period for equity securities, including equity options, if the subsequent trade would result in a profit. The period is based on trade dates, and any transaction resets the holding period. Equity and equity option holding periods are based on issuer, not specific security. E.g., access persons may not buy the common shares of an issuer and sell the preferred shares within the holding period. For option trades, access persons are prohibited from engaging in an option trade on the opposite side of the original trade within 30 days. E.g., if an access person purchases the equity shares of an issuer, calls may not be sold for at least 30 calendar days.

Effective as of August 15, 2011:

Tradewinds Global Investors, LLC (“Tradewinds”) investment persons are prohibited from transacting in securities that are on the Tradewinds Approved List (the “Approved List”), as well as those securities that are being considered for the Approved List (the “Green Light List”). Included in this prohibition are all equivalent and/or related securities to those on the Approved List and/or Green Light List, based on issuer. For example, if the common stock of an issuer is on the Approved List or Green Light List, transactions in options, bonds, and any other equivalent and/or related securities of that issuer are prohibited, unless otherwise specifically excepted in the Code.

All other securities held in any Tradewinds client account as a result of an investment decision, including, but not limited to, those that are transferred in kind and subsequently held, are subject to a personal trading prohibition during the period starting seven calendar days before and ending seven calendar days after any trading that occurs in those securities. Included in this prohibition are all equivalent and/or related securities, based on issuer. The seven day prohibition shall also apply to securities that are added to the Green Light and/or Approved Lists in the seven days following an investment person’s transaction.

Tradewinds’ Approved List and/or Green Light List securities held by Tradewinds’ investment persons in any account in which the investment person has beneficial ownership, control or trading authority may not be sold without the approval of the CCO, or his or her designee. Such approval shall not be granted if there are any open orders in such security on the trade blotter. Included in this prohibition are all equivalent and/or related securities, based on issuer, unless otherwise specifically excepted in the Code. Preclearance received though PTA for such transactions without also receiving a specific email communication from the CCO or designee shall be deemed invalid. Reliance on preclearance from PTA alone for these transactions is not sufficient. Additionally, any such approved transactions remain subject to the seven day prohibition in connection with any block trades in such security.

In addition to other securities that are excepted in the Code, Government sponsored entity (GSE) securities and To Be Announced (TBA) mortgage backed securities are excluded from the restrictions outlined above.

Note that all Tradewinds employees are considered to be investment persons for purposes of administering the Code. Additionally, certain Nuveen/non-Tradewinds employees and consultants have been designated as Tradewinds investment persons for purposes of administering the Code.

Exceptions to this policy may be made at the discretion of the CCO, and in the case of a shared service employee or consultant, in collaboration with the Director of Compliance, or their designees. Any such exception shall be memorialized in writing.

Deleted as of August 15, 2011:

Access and investment persons at Tradewinds Global Investors, LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade. A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

Table of Contents

I.	Introduction	Page 6

II.	General Principles	Page 7

III.	Standards of Business Conduct	Page 7
	A. Fiduciary Standards	Page 7
	B. Compliance with Laws and Policy	Page 8
	C. Conflicts of Interest	Page 8
	D. Protection of Confidential Information	Page 8
	E. Payments to Government Officials and Political Contributions	Page 9

IV.	Reporting and Disclosure Requirements	Page 9
	A. Code of Ethics	Page 9
	B. Brokerage Accounts	Page 9
	C. Holdings	Page 10
	D. Transactions	Page 10
	1. Quarterly Transaction Reporting	Page 10
	2. Transaction Reporting for Funds Advised/Sub-Advised by Nuveen Investments	Page 11
	3. Transaction Reporting for Section 16 Officers	Page 11
	4. Transaction Reporting for Non-Interested Fund Directors	Page 12
	5. Review of Reports	Page 12
	E. Outside Directorships and Business Activities	Page 12
	F. Gifts and Entertainment	Page 12

V.	Access person Personal Securities Transactions	Page 13
	A. Preclearance	Page 13
	B. Initial Public Offerings	Page 15
	C. Limited Offerings	Page 15
	D. Limit Orders and Good ‘Til Canceled Orders	Page 15
	E. Securities Being Transacted in Nuveen Advised/Sub-Advised Portfolios and/or Client Accounts	Page 15
	F. Additional Trading Restrictions for Investments Persons	Page 16
	G. Additional Trading Restrictions for All Chicago Based Access Persons and all non-Winslow Minneapolis Based Access Persons in Certain Closed-End Funds and Similarly Pooled Vehicles	Page 17
	H. Frequent Trading in Shares of Open-End Funds	Page 17
	I. Excessive or Abusive Trading	Page 17
	J. Transaction by Section 16 Officers	Page 18
	K. Transactions by Non-Interested Directors of Nuveen Funds	Page 18

VI.	Insider Trading	Page 19
	A. Insider Trading Determination	Page 19
	B. Insider Status	Page 19

	C. Material Nonpublic Information	Page 19
	D. Identifying and Reporting Potential Inside Information	Page 20

VII.	Administration and Enforcement	Page 21
	A. Approval of the Code	Page 21
	B. Reporting to the Nuveen Fund Board	Page 21
	C. Violations	Page 21
	D. Sanctions for Violations of the Code	Page 21
	E. Form ADV Disclosure	Page 22
	F. Interpretation of the Code and the Granting of Waivers	Page 22

VIII.	Recordkeeping	Page 22

IX.	Definitions	Page 23
	A. Access Person	Page 23
	B. Automatic Investment Plan	Page 23
	C. Beneficial Ownership and Pecuniary Interest	Page 23
	D. Control	Page 24
	E. Domestic Partner	Page 24
	F. Fund	Page 24
	G. Initial Public Offering	Page 25
	H. Investment Person	Page 25
	I. Limited Offering	Page 25
	J. Non-Interested Director	Page 25
	K. Nuveen Fund	Page 25
	L. Purchase or Sale of a Security	Page 25
	M. PTA	Page 26
	N. Reportable Security	Page 26
	O. Section 16 Officers	Page 26
	P. Security	Page 26
	Q. Security Held or to be Acquired by a Nuveen Fund	Page 26

I.	Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted this Code of Ethics (“Code”) in recognition of its fiduciary obligations to clients and in accordance with various provisions of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. This Code is also adopted by the Nuveen Defined Portfolios and, with respect to the provisions addressing non-interested directors (as defined in Section IX below), by the Nuveen Open-end Funds and Closed-end Funds, pursuant to Rule 17j-1.

Beyond the general parameters of the Code, registered personnel are subject to further requirements as mandated by the Financial Industry Regulatory Authority (“FINRA”). Certain policies and procedures discussed in this document have been designed to help meet those obligations. Additionally, various requirements may be imposed on certain personnel by the National Futures Association (“NFA”) by virtue of their affiliation with Nuveen Commodities Asset Management LLC.

Any reference to Nuveen in this document shall also mean any and all affiliated entity or entities, where applicable. (Refer to Appendix A for a listing of the affiliated entities.) The phrase “portfolio” shall also mean fund, where appropriate.

All Nuveen employees, both full-and part-time, including all Nuveen Fund officers and interested directors and trustees, are considered “access persons.” Also included in this definition are consultants, interns, and temporary and/or contract workers whose assignments are expected to exceed a period of 60 consecutive days and/or whose cumulative assignment is expected to exceed 60 days over a twelve month period. This is not withstanding whether the said individual comes to Nuveen though an entity that has a signed contract, including a confidentiality agreement, with Nuveen. Note that the non-interested directors and trustees are not included in this definition, but where those parties have an obligation under this Code it is specifically mentioned in the document. Note also that wherever the terms “director” or “trustee” are used, both, and/or either, are intended, where applicable.

The purpose of this Code is to demonstrate Nuveen’s commitment to the highest legal and ethical standards and to provide guidance to access persons (as defined in Section IX below) in understanding and fulfilling those responsibilities.

The provisions of the Code are not all-inclusive; rather, they are intended as a guide to access persons in connection with the business of the firm and their personal securities transactions. However, at a minimum, this Code is designed to set forth:

•

Standards of business conduct intended to reflect Nuveen’s fiduciary obligations as well as those of its access persons, including persons who provide investment advice on behalf of Nuveen and who are subject to Nuveen’s supervision and control;

•	Provisions requiring access persons to comply with applicable laws, rules, regulations, and policies;

•	Provisions designed to detect and prevent improper trading;

•	Provisions requiring access persons to make periodic reports of their personal transactions and holdings, and requiring the review of such reports;

•	Provisions requiring access persons to report any violations under the Code promptly to the Director of Compliance or other designated person(s); and

•	Provisions requiring Nuveen to provide each of its access persons with a copy of the Code and any amendments, and requiring access persons to provide a written acknowledgement of receipt.

Each Nuveen affiliate, through its compliance officers, legal officers and/or other designated personnel, shall be responsible for the day-to-day administration of this Code with respect to those access persons under the direct supervision and control of such affiliate.

Note that some affiliates may impose greater restrictions than those described in this Code, and those restrictions have been noted where possible within the document. Also, some persons, by virtue of their position, are subject to greater restrictions than those outlined for general access persons. All questions regarding specific restrictions should be directed to the designated legal or compliance officer. It is each access person’s obligation to understand this Code as well as its requirements and application as they relate to both personal and work related activities.

II.	General Principles

This Code is designed to promote the following general principals:

•	Nuveen and its access persons have a duty at all times to place the interests of clients first;

•	Access persons must conduct their personal securities transactions in a manner that avoids an actual or potential conflict of interest or any abuse of trust and responsibility;

•	Access persons may not use knowledge about current or pending client or portfolio transactions for the purpose of personal profit;

•	Information concerning clients (including former clients) must be kept confidential, including the client’s identity, holdings, and other non-public information;

•	Independence in the investment decision-making process is paramount; and

•	Access persons may not give or receive gifts or participate in entertainment beyond the parameters set forth in this Code to avoid even the appearance of favoritism or impropriety.

III.	Standards of Business Conduct

A.	Fiduciary Standards

As a Nuveen access person, the ability to conduct personal securities transactions is a privilege, not a right. It is Nuveen’s policy to place its clients’ interest first and foremost, and to strive at all times to conduct business in strict accordance with generally acknowledged fiduciary obligations, including the duties of care, loyalty, honesty, and good faith. Toward that end, it is imperative that access persons provide full and fair disclosure of all relevant facts concerning any potential or actual conflict of interest. (See Section III.C. for more information on conflicts of interest.)

B.	Compliance with Laws and Company Policies

Nuveen operates within a highly regulated business environment and it is critical that compliance be maintained with all laws, rules, regulations, and other applicable mandates. Included in that compliance is the need for each access person to respect and comply with those obligations. With that goal in mind, Nuveen has developed policies, procedures, and other guidance, including this Code, to identify various obligations, outline prohibitions, and assist access persons in meeting them. Among other things, it is especially important that access persons avoid, including with respect to a fund:

•	Employing any device, scheme or artifice to defraud;

•	Making any untrue statement of material fact, or omitting a material fact, necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engaging in any act, practice, or course of business that operates, or would operate, as a fraud or deceit; or

•	Engaging in any manipulative practice.

The non-interested directors of the Nuveen funds are deemed “access person” of the fund under Rule 17j 1 and are likewise prohibited from the activities outlined in the four bullet points immediately above.

C.	Conflicts of Interest

Conflicts of interest may come about any time there may be an incentive to favor one party over another. There are a variety of scenarios in which this may occur. For example, a conflict may arise when there is an opportunity to give preferential treatment to one client or portfolio relative to other clients for a number of reasons. Examples of possible conflicts may include circumstances involving accounts of different sizes, accounts billed due to performance based fees versus ones that are not, or an account that belongs to a friend, relative, or other party with whom you have a relationship or association. A conflict could also come into play when there is an opportunity to take advantage of information, particularly regarding current or pending client or portfolio trades, for personal profit. Other conflicts may not always be as clear-cut.

As an integral part of the fiduciary obligation, Nuveen and its access persons are obligated to avoid conflicts of interest wherever possible and to fully disclose all facts concerning any conflict that may arise. Questions regarding a potential conflict should be fully vetted with supervisors and the appropriate compliance or legal officer before any further action is taken.

D.	Protection of Confidential Information

Each access person of Nuveen is charged with the responsibility of preserving the confidentiality of nonpublic information learned in the course of his or her employment or through other channels. This includes, but is not limited to, nonpublic information about securities, securities recommendations and client holdings and transactions. Access persons may not misuse, including trading on the non-public information, or disclose such information, whether within or outside of Nuveen, except to authorized persons who require the information for legitimate business purposes or to fulfill their responsibilities. Additionally, access persons must comply with all laws, rules, and regulations concerning the protection of client information, including, without limitation, Regulation S-P. Please refer to Nuveen’s Consumer Information Security Policy for more information on this topic.

E.	Payments to Government Officials and Political Contributions

No payment can be made directly or indirectly to any employee, official, or representative of any government agency or any party or candidate for the purpose of influencing an act or decision on behalf of Nuveen. Access persons are limited in their ability to donate to political candidates and/or participate as individuals in political activities by the constraints of Rule 206(4)-5 of the Advisers Act and other applicable self regulatory organization, state and local laws, rules and regulations, and are prohibited from engaging in such activities as a representative of Nuveen, and from using the name, reputation, or credibility of Nuveen in connection with political activities. Nuveen will not reimburse access persons for any political contributions or similar expenses.

IV.	Reporting and Disclosure requirements

Nuveen has instituted the Sungard Protegent Personal Trade Assistant System (“PTA”) to facilitate a variety of reporting and disclosure processes. Access persons are provided with training and access to this system upon associating with the firm. Information regarding how the PTA system is used for reporting and disclosure is discussed in each item below, where applicable.

A. Code of Ethics

The current Code is available through a link on the home page of the PTA system and on Nuveen’s internal web page. Upon becoming an access person each person shall receive a copy of, or access to, the Code, and any applicable amendments. Shortly thereafter, the recipient shall be required to acknowledge though a certification process in the PTA system that he or she:

•	Has received a copy of the Code;

•	Has read and understands the Code; and

•	Agrees that he or she is legally bound by the Code; and

•	Will comply with all requirements of the Code.

Additionally, acknowledgement of receipt of the Code and compliance with such shall occur on an annual basis, and any time the Code is amended.

Non-interested Nuveen fund directors are also required to execute an initial acknowledgement of receipt of the Code and an annual certification of compliance with the Code. These acknowledgements and certifications for non-interested directors do not occur through PTA.

B. Brokerage Accounts

Within ten days of becoming an access person each person is required to report through PTA all accounts in which securities are held or may be held. This reporting shall also occur on an annual basis. Included in the account disclosure requirement are all accounts in which the access person has beneficial interest and/or exercises trading discretion or control. For more information on the reporting of accounts please see FAQ – Accounts to be Entered into PTA and the definitions of “beneficial ownership” and “control” in Section IX.

Additionally, any time a new account is established it must be promptly reported through the PTA system, but in no event later than 30 days following the end of the quarter in which it was established. The listing of brokerages with which an access person may establish and/or maintain an account can be found on the PTA system.

C. Holdings

Within ten days of becoming an access person each person is required to submit through PTA a listing of all reportable securities. The information must be current as of not more than 45 days prior to becoming an access person and must contain the title, type, exchange ticker symbol or CUSIP number, and quantity of each reportable security in which the access person has any direct or indirect beneficial ownership, trading authority or other control. Additionally, within 45 days of the prior year end, each access person shall be required to submit and confirm through PTA a listing of all reportable securities.

Exceptions to holdings reporting:

•	Holdings in accounts over which the access person has no direct or indirect influence or control (i.e., managed accounts);

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Money market funds; and

•	Open-end funds that are not advised or sub-advised by Nuveen.

Unless a security is specifically exempted it is reportable.

For more information on the reporting of securities see FAQ – Holdings to be Entered into PTA.

D. Transactions

1. Quarterly Transaction Reporting

Within 30 days of the prior quarter end, each access person is required to submit through PTA a listing of all reportable transactions involving a reportable security in which the access person had, or as a result acquired, any direct or indirect beneficial ownership, trading authority, or other control that occurred during that prior quarter. The report must include:

•	Date of the transaction, title of the security, ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares or units, and principal amount;

•	Nature of the transaction (e.g., purchase, sale, or any other type of acquisition or disposition);

•	Price at which the transaction was effected; and

•	Name of the broker, dealer, or bank through which the transaction was effected.

Exceptions to reporting requirements:

•	Transactions in accounts over which the access person has no direct or indirect influence or control (i.e., managed accounts);

•

Transactions in Nuveen’s 401(k) plan, unless the access person has elected to participate in the Charles Schwab self-directed 401(k) option, in which case that portion of the 401(k) is treated like any other brokerage account and all reporting requirements will apply;

•

Transactions effected pursuant to an automatic investment plan or a dividend reinvestment plan, unless such transaction overrides or deviates from the pre-set schedule or allocation of such automatic investment plan (see the item related to this topic in Section V.A. below);

•

Transactions in securities issued by the U.S. or other sovereign governments, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Transactions in money market funds;

•	Transactions in open-end funds that are not advised or sub-advised by Nuveen; and

Unless a transaction is specifically exempted it is reportable.

2. Transaction Reporting for Funds Advised/Sub-Advised by Nuveen Investments

Generally open-end fund transactions not required to be reported, however funds that are advised/sub-advised by Nuveen or any affiliated entity ARE required to be reported, with the exception of transactions that occur in the Nuveen 401(k) plan.

3. Transaction Reporting for Section 16 Officers

Section 16 of the Securities Exchange Act of 1934 Act and rules thereunder prohibit certain persons (“Section 16 officers”) associated with an issuer from buying and selling, or selling and buying, the issuer’s securities within less than a six (6) month period if that subsequent transaction would result in a profit. Section 16 also requires Section 16 officers to file specified forms with transaction details immediately following a transaction. Section 16 officers include directors, officers or others performing a policy-making function. If you are not certain whether you are a Section 16 officer, please contact the Legal Department in Chicago prior to trading.

Section 16 officers are required to preclear all transactions in closed-end funds for which they are Section 16 officers with the Legal Department in Chicago and to also report to the Legal Department in Chicago the details of any transaction requiring Section 16 filings immediately upon completion of the transaction.

Such preclearance and reporting DOES NOT occur through PTA, but rather occurs via email and through the parties identified to the Section 16 officers as the appropriate contacts for these activities.

4. Transaction Reporting for Non-Interested Fund Directors

Non-interested directors of a Nuveen fund must report a personal securities transaction only if such director, at the time of that transaction, knew that during the 15 day period immediately preceding or subsequent to the date of the transaction by the director such security was purchased or sold by the fund or was being considered for purchase or sale by the fund. Non-interested directors must report securities transactions meeting these requirements.

5. Review of Reports

All reports made pursuant to IV.B, C., or D. shall be reviewed by a designated Nuveen or affiliate legal or compliance officer to monitor compliance with the Code and applicable laws, rules, and regulations.

E.	Outside Directorships and Business Activities

Access persons may not serve on the board of directors of any publicly traded company or engage in an outside business activity without prior written approval from the General Counsel of Nuveen or his or her designee.1 Prior written approval must also be obtained before an access person may serve as a member of the finance or investment committee of any organization, including not-for-profit entities, or perform other financially related services for such organization.

If it appears that any such activity conflicts with, or may reasonably be anticipated to conflict with, the interests of Nuveen or any client, the access person may be prohibited from participating or be required to discontinue the activity.

Reporting of, and requesting permission to participate in, an outside activity is accomplished through a disclosure in PTA. Termination, or a change in the nature, of the participation also entails the submission of a disclosure in PTA.

F.	Gifts and Entertainment

Access persons are restricted from giving and/or receiving gifts from any person or entity that does business with or on behalf of Nuveen or any client account. For this purpose “gift” has the same meaning as in FINRA Rule 3220 and will be applied to all access persons, non-licensed as well as licensed.

Access persons may not accept or receive gifts from a single person or entity in an amount that exceeds a market value of $100 per year, either as an individual item or in the aggregate.

Access persons also may not give gifts to a single person or entity in an amount that exceeds a market value of $100 per year, either as an individual item or in the aggregate.

[1]

Access persons who receive authorization to serve as board members of publicly traded companies must be isolated through information barriers from those persons making investment decisions concerning securities issued by the entities involved.

The receipt of gifts is reported through PTA. (The giving of gifts is reported through Nuveen’s travel and expense system.)

Nuveen places a $250 per event cap on entertainment, which includes the market value, plus any applicable fees, for the participation of the access person and any guest(s) that may accompany him or her. There is a $1,000 per year limit on the receipt of entertainment from any one entity. Compliance approval must be received prior to participating in any event that would exceed the $250 per event limit, or that would take the total value of entertainment received over $1,000 for the year.

Other institutions may have different limits on the value of entertainment that their own access persons may receive. In those cases it is the responsibility of the Nuveen access person to find out what the parameters are and to ensure that no entertainment is given that would exceed those limits.

The receipt of entertainment is reported through PTA. (The hosting of entertainment is reported through Nuveen’s expense reimbursement system.)

Tradewinds Global Investor’s LLC access persons are subject to more stringent parameters than those set forth above. Those access persons may attend industry events at a broker’s expense, and may participate in business meals up to once per quarter from an individual broker, however the acceptance of tickets to entertainment-oriented events is prohibited. The receipt and/or giving of gifts and entertainment is reported through PTA.

V.	ACCESS PERSON PERSONAL SECURITIES TRANSACTIONS

In keeping with its fiduciary obligations, Nuveen has instituted policies and procedures regarding the administration of access person trading. A Nuveen affiliate, or a particular group or department, may implement requirements or restrictions that are different than those generally outlined below. Unless an access person is notified, either in this document or by other means, his or her trading will be governed by the discussion below. Additionally, access persons may have the supplemental title “investment person” (see Section IX), and those persons are subject to additional restrictions to those imposed on access persons.

A.	Preclearance

Preclearance is required for all securities transactions that are not specifically exempted. Preclearance requests are required to be entered through PTA, and approval must be received prior to the trade being made. Approval is good only on the business day in which it is received (i.e., you may not preclear a transaction after market close with the intention of making the trade on the next business day).

The following do not need to be precleared prior to trading:

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Transactions in the Nuveen 401(k) plan unless the access person has elected to participate in the Charles Schwab self-directed 401(k) option, in which case that portion of the 401(k) is treated like any other brokerage account and all applicable preclearance requirements will apply.

•

Direct obligations of the United States Government or other sovereign issued debt (note that municipal securities and US government-sponsored enterprise issued securities such an Fannie Mae or Freddie Mac do need to be precleared);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds (including Nuveen advised or sub-advised funds, however these transactions do need to be reported*);

•	Shares of unit investment trusts; and

•

Exchange traded/closed-end funds (including Nuveen advised or sub-advised products), however transactions in Nuveen advised or sub-advised products do need to be reported*, and preclearance is required for the following access persons;

•

All Chicago based access persons and all non-Winslow Capital Management, Inc. (Winslow) Minneapolis based access persons must preclear all purchases, sales and exchanges of Nuveen advised/sub-advised closed-end funds, even though these transactions are exempted for non-Chicago and non-Minneapolis based access persons.

•	All Winslow access persons must preclear ALL closed-end funds, even if those funds are not advised or sub-advised by Nuveen.

•	Securities purchased, redeemed or exchanged as part of a systematic investment program, however the initial transaction must be precleared at the time the program is put into place;

•

Securities acquired through dividends, dividend reinvestment programs, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

•	Securities acquired through the exercise of rights issued pro rata to all holders of a class of the issuer’s securities;

•	Securities acquired or disposed of due to non-volitional acts on the part of the access person (e.g., transactions that occur due to a security that is called); and

•

Securities transactions that occurred in managed accounts (note that a managed account is one in which the access person has no discretion in terms of individual securities to be acquired or disposed of).

•

Note that managed accounts are subject to restrictions, including those above and beyond preclearance, regarding IPOs (see Section V.B.), limited offerings (see Section V.C.), as well as Nuveen Closed-end Funds for all Chicago-based access persons and all non-Winslow Minneapolis based access persons (see Section V.G.).

*	From a practical standpoint, receiving duplicate confirms, either electronically or in paper form achieves the reporting, however the access person must personally ensure that the transactions are properly reflected in each quarterly transaction report.

Symphony Asset Management LLC access persons may not purchase individual equity, or municipal or corporate bonds, and all security sales are subject to preclearance based on the parameters outlined above

For more information on preclearance requirements see FAQ - Transactions to be Precleared in PTA.

B.	Initial Public Offerings

No access person may purchase, directly or indirectly, for an account in which he or she has beneficial ownership, control, or trading authority, any security issued in an initial public offering.

This restriction also does apply to managed accounts. Regardless of whether full discretionary account authority has been granted to a third party, access persons are prohibited from the purchase of initial public offerings. (See the last bullet under Section V.A.)

C.	Limited Offerings

No access person may purchase, directly or indirectly, for an account in which he has beneficial ownership, control, or trading authority any limited offering (also known as a private placement) without prior written approval from the appropriate compliance or legal officer. The decision to grant approval will take into consideration, among other factors, whether the investment opportunity appears inconsistent with any observed strategies and objectives of the access person. and whether the opportunity is available to the access person by virtue of his or her position with Nuveen.

This restriction also does apply to managed accounts. Regardless of whether full discretionary account authority has been granted to a third party, access persons are prohibited from the purchase of limited offerings without prior written approval from the appropriate compliance or legal officer. (See the last bullet under Section V.A.)

Approval to purchase a limited offering must be sought through the disclosure process in PTA.

D.	Limit Orders and “Good ‘Til Canceled” Orders

Limit orders, if they are approved, may not be outstanding for longer than the business day on which they are approved. If the order is not filled and the access person still wishes to make the trade, approval must be received again via PTA every subsequent business day until the order is filled or canceled.

E.	Securities Being Transacted in Nuveen Advised/Sub-advised Portfolios and/or Client Accounts

No access person may purchase or sell for an account in which he or she has beneficial ownership, control, or trading authority, any security subject to preclearance that, to his or her actual knowledge, is being purchased or sold, or being considered for purchase or sale, in a Nuveen advised/sub-advised portfolio and/or client account. This restriction includes transacting in equivalent or related securities and may limit your ability to use option and futures strategies. E.g., if shares of common stock of a company are being traded, debt instruments, preferred shares, foreign equivalent shares and options of the issuer are also restricted and may be required to expire worthless.

F.	Additional Trading Restrictions for Investment Persons

In the event a portfolio or client account transacts within seven (7) days preceding or following an investment person’s transaction in the same (or related, or equivalent) security, the investment person may be required to dispose of the security and/or disgorge any profits associated with her or her transaction. Such disposal and/or disgorgement maybe required notwithstanding any prior written approval that had been granted.

If an investment person associated with any Nuveen managed account, including Nuveen Funds, has executed a transaction in a security for his or her own account and within seven (7) days thereafter such security is considered for purchase or sale by such Nuveen managed account, the investment person shall endeavor to submit a written memorandum to the investment person’s supervisor, the Director of Compliance, and the CCO (if applicable based on the affiliate) prior to the entering of the purchase or sale order for the Nuveen managed account. Such memorandum shall describe the circumstances underlying the consideration of such transaction for the managed account. However, if the time frame for acting upon the opportunity for the client account does not permit prior submission and review of the circumstances, the investment person must ultimately act for the benefit of the client account and submit the memorandum as soon as possible after the fact with the understanding that the result could be disgorgement of profit, or transacting at loss, in the investment person’s own account.

Based on such memorandum and other factors deemed relevant under the specific circumstances, the investment person’s supervisor, the Director of Compliance, and the CCO (if applicable), together shall have the authority to determine that the prior transaction by the investment person for his or her own account shall not be considered a violation. The Director of Compliance or his or her designee shall make and maintain a written record of any determination made under this section.

Please note that some investment persons are also Section 16 officers. See Section IV.D.3. above and Section V.J. below for more detailed information on Section 16 officers and their responsibilities under this Code.

Access and investment persons on the Nuveen Asset Management, LLC municipal team are specifically prohibited from transacting in any securities issued by state and local governmental entities (“Municipal Securities”), including but not limited to general obligation bonds, revenue bonds, industrial development bonds, and all other such securities in the universe available for potential client trading. This prohibition is notwithstanding any preapproval that may be obtained through PTA. Questions about making a personal securities transaction in a particular Municipal Security are to be directed to the Compliance Department.

Access and investment persons at NWQ Investment Management Company LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade. A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

Access and investment persons at Santa Barbara Asset Management, LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade. A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

G. Additional Trading Restrictions for All Chicago Based Access Persons and all non-Winslow Minneapolis Based Access Persons in Certain Closed-End Funds and Similarly Pooled Vehicles

No access person based in Chicago or Minneapolis (excluding Winslow), or working in Nuveen’s Closed-end Funds and Structured Products Group (or any successor group), regardless of location, may purchase or sell, directly or indirectly, for an account in which he or she has beneficial ownership, control, or trading authority, any common or preferred shares of any closed-end fund advised or sub-advised by Nuveen without prior written approval. This preclearance requirement also applies to common and preferred shares of any other exchange-listed investment product sponsored by Nuveen that is not a closed-end fund, including products issued by Nuveen Commodities Asset Management LLC.

These restrictions also do apply to managed accounts. Regardless of whether full discretionary account authority has been granted to a third party, these types of transactions require prior written approval from the appropriate compliance or legal officer. (See the last bullet under Section V.A.)

H.	Frequent Trading in Shares of Open-end Funds

Access persons must adhere to the restrictions on frequent trading set forth in the registration statement of each fund advised and sub-advised by Nuveen. In general, the Funds’ policy limits an investor to four (4) “round trip” trades in a 12-month period, and also restricts the trading privileges of an investor who makes a round trip within a 30-day period when the purchase and redemption are of substantially similar dollar amounts and represent at least 25% of the value of an investor’s account. A round trip is the purchase and subsequent redemption of fund shares, including by exchange, and each side of a round trip may be comprised by either a single transaction or a series of closely spaced transactions.

I.	Excessive or Abusive Trading

Excessive personal trading represents a potential conflict of interest as it may divert an access person’s attention from the responsibilities of his or her professional role. The determination of whether trading is excessive shall be made on a case-by-case basis, and an access person may be instructed to reduce the amount of, or cease, his or her trading activity. In addition to excessive trading, abusive practices, such as market timing, late trading, and other inappropriate activities, are prohibited.

Winslow Capital Management, Inc. access persons are subject to a more specific parameter regarding the number of trades that may be made within a particular time frame. Additionally, Winslow access persons have a stated required holding period that applies to the purchase and sale, or sale and purchase, of every security.

J.	Transactions by Section 16 Officers

Prior written approval is required for any access person, officer or director of Nuveen who is subject to Section 16 of the Securities Exchange Act of 1934 by virtue of his or her position with a fund advised or sub-advised by Nuveen to purchase or sell common or preferred shares in a fund for which he or she is a Section 16 officer. Please see Section IV.D.3. above for further detail on Section 16 officers. This approval must be received before the transaction may be made in any account in which he or she has beneficial ownership, control, or trading authority. In addition, the Section 16 officer is personally responsible for immediately reporting transaction details to Legal and Compliance so that necessary regulatory filings may be made. Preclearance and reporting through PTA is NOT sufficient for these purposes.

K.	Transactions by Non-Interested Directions of Nuveen Funds

Non-interested directors may not purchase or sell common or preferred shares of a Nuveen closed-end fund with out prior written approval. This approval process occurs outside of the PTA system.

Non-interested directors may purchase or sell securities which are eligible for purchase or sale by a Nuveen fund, including securities in an initial public offering or limited offering, without prior written approval, unless he or she has actual knowledge that the security is being purchased or sold, or is being considered for purchase or sale, by a Nuveen fund.

In the event that a non-interested director does purchase or sell a security that he or she knew was being transacted, or considered for transaction, by a Nuveen fund, reporting may be required. See Section IV. D. 4. (previous in this document) for more information.

VI.	INSIDER TRADING

Nuveen has adopted policies and procedures designed to detect and prevent insider trading and to preserve confidential information. The policies and procedures prohibit access persons from trading, either personally or on behalf of clients or others, on the basis of material nonpublic information in violation of the law. These prohibitions apply to every access person, and to all activities, both within and outside of an individual’s duties at Nuveen.

A. Insider Trading Determination

The term “insider trading” is not defined in the federal securities laws, but for purposes of this Code means to trade in securities (whether or not the person making the trade is an “insider”) while in possession of material nonpublic information relating to such securities or the issuer of such securities. Additionally, while there is no specific futures or commodity rule that addresses insider trading, that type of activity is considered to be covered generally under the provisions that require observance of high standards of commercial honor and just and equitable principals of trade in the conduct of the member’s business.

Communication of material non-public information to others, either inside or outside Nuveen, is prohibited except for discussions designed to assess such information with supervisors in conjunctions with discussions with designated legal or compliance officers. While the law concerning insider trading is not static, the following activities are generally understood to be prohibited:

•	Trading by an insider while in possession of material nonpublic information;

•

Trading by a non-insider while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

•	Communicating material nonpublic information to others.

B. Insider Status

The concept of an “insider” is broad and includes officers and employees of a company or other entities, such as a municipality. Additionally, a person can be a “temporary insider” if he or she enters into a relationship in the conduct of the entity’s affairs and therefore is given access to information solely for the company’s purposes. A temporary insider can include, among others, attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

C. Material Nonpublic Information

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers and access persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Trading on inside information is not a basis for liability unless the information is material.

Information is “nonpublic” until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, Bloomberg, Bond Buyer, Munifacts, or other publications in general circulation, or available through online sources would be considered public.

D. Identifying and Reporting Potential Inside Information

Before trading for yourself or others, including client accounts and fund accounts you manage or advise in securities of an entity about which you may have potential inside information, ask yourself the following questions:

•

Is the information material? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

•	Is the information nonpublic? To whom has the information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you:

•	May not purchase or sell the securities on behalf of yourself or others, including client accounts and fund accounts you manage or advise;

•	Must immediately report the matter to the Director of Compliance or CCO of the affiliated entity (if applicable); and

•	May not communicate the information inside or outside of Nuveen to anyone other than a designated compliance or legal officer.

After the compliance or legal officer has considered the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be permitted to trade and communicate the information, depending upon the outcome of the review. Until you receive direction from the compliance or legal officer, you may not take any action with regard to the proposed transaction or communication of information.

All questions regarding Nuveen’s policies and procedures to prevent insider trading should be referred the Director of Compliance or CCO of the affiliated entity (if applicable).

VII.	ADMINISTRATION AND ENFORCEMENT

A. Approval of the Code

This Code has been approved by Nuveen, the Board of Directors of the Nuveen Open-End Funds and Closed-End Funds, and the board of directors or trustees of other funds for which a Nuveen affiliated entity serves as an adviser or sub-adviser. Nuveen approval also applies to the Nuveen Defined Portfolios, for which Nuveen served as the principal underwriter or depositor ..Material amendments must all be approved by such funds boards (or principal underwriter or depositor in the case of a unit investment trust) within six months of the amendment.

B.	Reporting to the Fund Boards

Nuveen or the applicable affiliated entity must provide an annual written report to the board of directors of any Nuveen Fund or other fund (other than a unit investment trust) for which a Nuveen affiliated entity serves as an adviser or sub-adviser. This report must:

•	Certify that procedures have been adopted that are reasonably necessary to prevent access persons from violating the Code, and

•

Describe any material issues arising under the Code or procedures thereunder since the last report, including, but not limited to, information about material violations of the Code or procedures thereunder and sanctions imposed in response to such violations.

C.	Violations

Nuveen and each Nuveen fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this code. Access persons must report violations of the Code promptly to the Director of Compliance or CCO of the affiliated entity (if applicable). Such reports will be treated confidentially to the extent permitted by law, and investigated promptly.

D.	Sanctions for Violations of the Code

Access persons may be subject to sanctions for violations of specific provisions or general principals of the Code. Literal compliance with specific provisions of the Code will not shield an access person from liability for conduct that violates the spirit of the Code.

Violations will be reviewed and sanctions determined by the General Counsel of Nuveen, the Director of Compliance, the CCO of the affiliated entity (if applicable), or their designee(s).

Factors which may be considered when determining an appropriate sanction include, but are not limited to:

•	Whether the act or omission was intentional or voluntary;

•	Harm to a fund, portfolio, or client account;

•	Extent of unjust enrichment;

•	Frequency of occurrence;

•	Degree to which there is personal benefit from unique knowledge obtained through an access person’s position within Nuveen or an affiliated entity;

•	Evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

•	Level of accurate, honest and timely cooperation from the access person subject to the Code.

Sanctions which may be imposed include, but are not limited to:

•	Written warning;

•	Restriction of trading privileges;

•	Disgorgement of trading profits;

•	Fines; and/or

•	Suspension or termination of employment.

Material violations by non-interested directors of a Nuveen Fund may be reviewed and sanctions determined by other non-interested directors of such Fund or a committee thereof.

E.	Form ADV Disclosure

Each affiliated entity that is an investment adviser must include on Schedule F of Part II of its Form ADV a description of the Code and a statement that such entity will provide a copy of the Code to any client or prospective client upon request.

F.	Interpretation of the Code and the Granting of Waivers

Questions regarding the interpretation or applicability of the provisions of this Code should be directed to the Director of Compliance, the CCO of an affiliated entity, a designated legal or compliance officer of the applicable affiliate, or an appointed designee.

Exceptions may be made, on a case-by-case basis, to any of the provisions of this Code upon concluding that the exception is warranted. This evaluation shall include a determination that no client or firm portfolio is likely to be disadvantaged or otherwise adversely affected by the exception, and documentation must be created and maintained regarding the exception.

VIII.	RECORDKEEPING

Nuveen will maintain the following records in a readily accessible place in accordance with Rule 204-2 under the Investment Advisers Act of 1940 and with Rule 17j-1(f) under the Investment Company Act of 1940.

•	A copy of each Code that has been in effect at any time in the past seven years;

•	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

•	A list of the names of persons who are currently, or within the past five years were, access persons;

•	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an access person,

•	Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation(s) and/or account statement(s) submitted in lieu of those reports;

•

A record of any decision and supporting reason for approving the acquisition of securities by access persons in initial public offerings or limited offerings for at least five years after the end of the fiscal year in which approval was granted;

•	A record of any decision that grants an access person an exception to the Code;

•	A record of persons responsible for reviewing access persons’ reports currently or during the last five years; and

•	A copy of reports provided to a fund’s board of directors regarding the Code.

IX.	DEFINITIONS

A.	Access Peron

All Nuveen employees, both full-and part-time, including all Nuveen Fund officers and interested directors and trustees, are considered “access persons.” Also included in this definition are consultants, interns, and temporary and/or contract workers whose assignments are expected to exceed a period of 60 consecutive days and/or whose cumulative assignment is expected to exceed 60 days over a twelve month period. This is not withstanding whether the party comes to the firm though an entity that has a signed contract, including a confidentiality agreement, with Nuveen.

This standard is more restrictive than Rule 204A-1(e)(1) under the Investment Advisers Act of 1940 and/or Rule 17j-1(a)(2) under the Investment Company Act of 1940.

Note that the non-interested directors and trustees are not included in this definition, but where those parties have an obligation under this Code it is specifically mentioned in the document.

B.	Automatic Investment Plan

“Automatic investment plan” means a program in which regular periodic purchases, withdrawals or exchanges are made automatically into or from investment accounts or securities in accordance with a predetermined schedule and allocation. Dividend reinvestment plans are also included in this definition.

C.	Beneficial Ownership and Pecuniary Interest

“Beneficial ownership” means having or sharing a direct or indirect “pecuniary interest” in a security, which offers the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. This may arise through a contract, arrangement, understanding, relationship or otherwise.

The pecuniary interest standard looks beyond the record owner of securities, and as a result the definition of beneficial interest is very broad and encompasses many scenarios that may not ordinarily be thought to confer a pecuniary interest in, or ownership of, securities. Some examples include:

•

Family Holdings – You are deemed to have beneficial ownership of securities held by members of your immediate family sharing the same household with you. Your “immediate family” includes any spouse, domestic partner, child or stepchild, or other relative who shares your home, or, although not living in your home, is economically dependent on you.

•

Partnership and Corporate holdings – You are deemed to have beneficial ownership of securities held by an entity you directly or indirectly control. If you are a limited partner in a partnership, you will generally not be deemed to have beneficial ownership of securities held by the entity, provided that you do no own a controlling voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, or if the entity is your “alter ego” or “personal holding company,” you will be deemed to have beneficial ownership of such entity’s securities.

•

Trusts – You are deemed to have beneficial ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce, or otherwise effect transactions in securities held by the trust. For example, you have beneficial ownership if you are the trustee and/or if you or members of your immediate family (as defined above) have a monetary interest in the trust, whether as to principal or income; you are a settler of the trust; or if you have the power to revoke the trust without obtaining the consent of others.

•

Investment Clubs – You are deemed to beneficially own securities held by an investment club of which you or a member of your immediate family (as defined above) is a participant. Membership in investment clubs must be preapproved by the Director of Compliance or CCO of the affiliated entity (if applicable), and this account is treated in the same manner as any other personal brokerage account, including the preclearance and reporting requirements, and that the account be held at a approved brokerage firm.

•	Financial Power of Attorney – You are deemed to beneficially own securities held in any account over which you have financial power of attorney.

D.	Control

“Control” of an entity means having the power to exercise a controlling influence over the management of policies of the entity, unless such power is solely the result of an official position with such entity, and a control relationship exists when an entity controls, or is controlled by, or is under common control with, another entity. Any person who owns beneficially, either directly or through one or more controlled entities, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such entity. A natural person shall be presumed not to be a controlled person.

E.	Domestic Partner

“Domestic Partnership” is a legal or personal relationship between two individuals who live together and share a common domestic life but are neither joined by marriage nor a civil union.

F.	Fund

“Fund” means an investment company registered under the Investment Company Act of 1940.

G.	Initial Public Offering

“Initial Public Offering” (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

H.	Investment Person

“Investment person” means an access person who (i) in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities for a fund, portfolio, or client account, or (ii) is a natural person in a control relationship with Nuveen and obtains information concerning recommendations made to a fund, portfolio, or client account. The category of investment persons includes, but is not limited to, portfolio managers, portfolio assistants, securities analysts, traders, or any other persons designated as such by Nuveen or any affiliated entity.

I.	Limited Offering

“Limited offering,” also known as a “private placement,” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rules 504, 505, or 506 under the Act.

J.	Non-Interested Director

“Non-interested director” means a director who is not an “interested director” of a fund and who is not employed by, or has a material business or professional relationship with, the fund or the fund’s investment adviser or underwriter. See Section 2(a)(19) of the Investment Company Act of 1940 for more information.

K.	Nuveen Fund

“Nuveen Fund” means any fund for which a Nuveen affiliate serves as the investment adviser or subadviser and for which Nuveen Investments, LLC serves as principal underwriter or as a member of the underwriting syndicate. A Nuveen Fund is any Nuveen Defined Portfolio, Nuveen Closed-End Fund, Nuveen Open-End Fund or Nuveen Commodities Asset Management LLC Fund.

L.	Purchase or Sale of a Security

“Purchase or sale of a security” includes not only the acquisition and disposition of a specific security, but also, among other things, the purchase or writing of an option, and the acquisition and disposition of any instrument whose value is derived from the value of that specific security.

M.	PTA

“PTA” refers to the Sungard Protegent Personal Trade Assistant System, which Nuveen has instituted to facilitate a variety of functions, including trade preclearance, reporting, certifications, and disclosures.

N.	Reportable Security

“Reportable security” means any security except:

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Money market funds; and

•	Open-end funds that are not advised or sub-advised by Nuveen.

O.	Section 16 Officer

“Section 16 Officer” means every person who is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12 of the Securities Exchange Act of 1934. Section 16 officers include officers or directors of the issuer of such security, and those who perform a policy-making function for the issuer. See Section 16 of the Securities Exchange Act of 1934. The Nuveen Fund Board approves the list of Section 16 Officers for the Nuveen Funds on an annual basis. This list is maintained in the Legal Department in Chicago and includes portfolio managers, traders, and other access persons responsible for making policy related decisions.

P.	Security

“Security” means any means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Without limiting the foregoing, a security also includes any instrument whose value is derived from the value of another security.

Q.	Security Held or to be Acquired by a Nuveen Fund

“Security held or to be acquired by a Nuveen fund” means any reportable security which, within the most recent 15 days is, or has been, held by the fund, or is being, or has been, considered by the fund or its investment adviser for purchase by the fund, and any option to purchase or sell, and any security convertible into or exchangeable for, such a reportable security.

*** END ***

Appendix A

As of 6/30/11 the affiliated entities are:

Nuveen Asset Management, LLC

Nuveen Commodities Asset Management, LLC

Nuveen Fund Advisors, Inc.

Nuveen HydePark Group, LLC

Nuveen Investment Solutions, Inc.

Nuveen Securities, LLC

Nuveen Investments Advisers Inc.

Nuveen Investments Canada Co.

NWQ Investment Management Company, LLC

Tradewinds Global Investors, LLC

Santa Barbara Asset Management, LLC

Symphony Asset Management LLC

Winslow Capital Management, Inc.

Appendix B

Funds Advised or Sub-Advised by a Nuveen Subsidiary as of 06/30/2011

Nuveen Municipal Trust

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Municipal Bond Fund

Nuveen All-American Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Multistate Trust I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Municipal Bond Fund 2

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

Nuveen Multistate Trust II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund 2

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund 2

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

Nuveen New York Municipal Bond Fund 2

Nuveen Multistate Trust III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

Nuveen Multistate Trust IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

Nuveen Investment Trust

Nuveen Multi-Manager Large-Cap Value Fund

Nuveen Moderate Allocation Fund

Nuveen Conservative Allocation Fund

Nuveen Growth Allocation Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Equity Income Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Equity Completeness Fund

Nuveen Investment Trust II

Nuveen Santa Barbara Global Growth Fund

Nuveen Santa Barbara Growth Fund

Nuveen Santa Barbara International Equity Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Growth Plus Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Large-Cap Value Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Optimized Alpha Fund

Nuveen Symphony Small-Mid Cap Core Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Global Resources Fund

Nuveen Tradewinds Global All-Cap Plus Fund

Nuveen Tradewinds Global Flexible Allocation Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Japan Fund

Nuveen Winslow Large-Cap Growth Fund

Nuveen Investment Trust III

Nuveen Multi-Strategy Core Bond Fund

Nuveen High Yield Bond Fund

Nuveen Short Duration Bond Fund

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Investment Trust V

Nuveen Preferred Securities Fund

Nuveen NWQ Preferred Securities Fund

Nuveen Managed Accounts Portfolios Trust

Municipal Total Return Managed Accounts Portfolio

Enhanced Multi-Strategy Income Managed Accounts Portfolio

First American Investment Funds, Inc.

Nuveen California Tax Free Fund

Nuveen Colorado Tax Free Fund

Nuveen Core Bond Fund

Nuveen Equity Income Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Intermediate Tax Free Fund

Nuveen Intermediate Term Bond Fund

Nuveen International Fund

Nuveen International Select Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Large Cap Value Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Select Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Tax Free Fund

Nuveen Minnesota Tax Free Fund

Nuveen Missouri Tax Free Fund

Nuveen Nebraska Tax Free Fund

Nuveen Ohio Tax Free Fund

Nuveen Oregon Intermediate Tax Free Fund

Nuveen Quantitative Enhances Core Equity Fund

Nuveen Real Estate Securities Fund

Nuveen Short Tax Free Fund

Nuveen Short Term Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Tactical Market Opportunities Fund

Nuveen Tax Free Fund

Nuveen Total Return Bond Fund

First American Strategy Funds, Inc.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund

Other Funds

Advance Tradewinds Global Equities Fund

American Beacon Funds

AssetMark Tax-Exempt Fixed Income Fund

AXA Premier VIP Trust Multi-Manager Mid-Cap Value

CIBC Imperial Equity Pool

CIBC Renaissance Canadian Core Value Fund

CIBC Renaissance Global Value Fund

Columbia Multi-Advisor International Value Fund

Defined Strategy Fund Inc

Dow 30 Enhanced Premium & Dividend Income Fund

Dow 30 Premium & Dividend Income Fund Inc

Exemplar Global Opportunities Portfolio-Canadian

Global Income & Currency Fund

Guidestone International Equity Fund (dedicated Emerging Markets)

HSBC Investor Growth Portfolio

HSBC Investor Value Portfolio

ING International Value Choice Fund

ING Value Choice Fund

ING Global Value Choice Fund

Integra Capital Limited– NWQ US Large Cap Value Fund

JP Morgan Access Balance Fund

JP Morgan Access Growth Fund

Leith Wheeler International Equity Plus Fund-Canadian

Mainstay Large Cap Growth Fund

Mainstay Variable Product Large Cap Growth Fund

MD Physicians Services Inc Fund

MGI Large Cap Growth Equity Fund

MGI US Small/Mid-Cap Value Equity Fund

MLIG Roszel/Santa Barbara Conservative Growth Portfolio

MLP & Strategic Equity Fund Inc

MTB Large Cap Value Fund I

NASDAQ Premium Income & Growth Fund

Nationwide Variable Insurance Trust Fund

New Covenant Growth Fund

Northern Trust Multi-Manager International Equity Fund

Northern Trust Multi-Manager Large Cap Value Fund

Riversource Variable Series Trust Fund

RMB Global Emerging Markets Equity Fund

Russell Global Equity Fund

Russell Global Opportunities Fund

Russell World Equity Fund

Russell World Equity Fund II

SEI Global Developed Markets Equity Fund

SEI International Equity Fund (SIT)

SEI International Equity Fund (SIIT)

SEI Investments Canada Company-EAFE Equity Fund

Strategic Advisers Growth Fund

USAA Aggressive Growth Fund

Wilshire Small Company Value Fund

NUVEEN EXCHANGE-TRADED FUNDS (closed-end)

NON-LEVERAGED MUNI FUNDS

TICKER SYMBOLS
1. Nuveen Municipal Value Fund, Inc.	NUV
2. Nuveen California Municipal Value Fund, Inc.	NCA
3. Nuveen New York Municipal Value Fund, Inc.	NNY
4. Nuveen Municipal Income Fund, Inc.	NMI
5. Nuveen Municipal Value Fund 2	NUW
6. Nuveen California Municipal Value Fund 2	NCB
7. Nuveen New Jersey Municipal Value Fund	NJV
8. Nuveen New York Municipal Value Fund 2	NYV
9. Nuveen Pennsylvania Municipal Value Fund	NPN
10. Nuveen Select Maturities Municipal Fund	NIM
11. Nuveen Select Tax-Free Income Portfolio	NXP
12. Nuveen Select Tax-Free Income Portfolio 2	NXQ
13. Nuveen California Select Tax-Free Income Portfolio	NXC
14. Nuveen New York Select Tax-Free Income Portfolio	NXN
15. Nuveen Select Tax-Free Income Portfolio 3	NXR

TAXABLE CLOSED-END FUNDS

1. Nuveen Real Estate Income Fund	JRS
2. Nuveen Quality Preferred Income Fund	JTP
3. Nuveen Quality Preferred Income Fund 2	JPS
4. Nuveen Quality Preferred Income Fund 3	JHP
5. Nuveen Multi-Strategy Income and Growth Fund	JPC
6. Nuveen Multi-Strategy Income and Growth Fund 2	JQC
7. Nuveen Diversified Dividend and Income Fund	JDD
8. Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
9. Nuveen Tax-Advantaged Floating Rate Fund	JFP
10. Nuveen Tax-Advantaged Dividend Growth Fund	JTD
11. Nuveen Equity Premium Income Fund	JPZ
12. Nuveen Equity Premium Opportunity Fund	JSN
13. Nuveen Equity Premium Advantage Fund	JLA
14. Nuveen Equity Premium and Growth Fund	JPG
15. Nuveen Global Government Enhanced Income Fund	JGG
16. Nuveen Global Value Opportunities Fund	JGV
17. Nuveen Core Equity Alpha Fund	JCE
18. Nuveen Multi-Currency Short-Term Government Income Fund	JGT
19. Nuveen Mortgage Opportunity Term Fund	JLS
20. Nuveen Mortgage Opportunity Term Fund 2	JMT
21. Nuveen Build America Bond Fund	NBB
22. Nuveen Build America Bond Opportunity Fund	NBD

23. Nuveen Energy MLP Total Return Fund	JMF
24. Nuveen Short Duration Credit Opportunities	JSD
SENIOR LOAN FUNDS
1. Nuveen Senior Income Fund	NSL
2. Nuveen Floating Rate Income Fund	JFR
3. Nuveen Floating Rate Income Opportunity Fund	JRO

IQ (Merrill) Funds, now advised by Nuveen, previously managed by IQ Investment Advisors LLC

1. Dow 30SM Premium & Dividend Income Fund Inc. (NYSE: DPD)	DPD
2. Dow 30SM Enhanced Premium & Income Fund Inc. (NYSE:DPO)	DPO
3. Global Income & Currency Fund (NYSE:GCF)	GCF
4. MLP & Strategic Equity Fund Inc. (NYSE:MTP)	MTP
5. NASDAQ Premium Income & Growth Fund Inc. (NASDAQ: QQQX)	QQQX
LEVERAGED MUNICIPAL FUNDS
1. Nuveen Premium Income Municipal Fund, Inc.	NPI
2. Nuveen Performance Plus Municipal Fund, Inc.	NPP
3. Nuveen California Performance Plus Municipal Fund, Inc.	NCP
4. Nuveen New York Performance Plus Municipal Fund, Inc.	NNP
5. Nuveen Municipal Advantage Fund, Inc.	NMA
6. Nuveen Municipal Market Opportunity Fund, Inc.	NMO
7. Nuveen California Municipal Market Opportunity Fund, Inc.	NCO
8. Nuveen Investment Quality Municipal Fund, Inc.	NQM
9. Nuveen California Investment Quality Municipal Fund, Inc.	NQC
10. Nuveen New York Investment Quality Municipal Fund, Inc.	NQN
11. Nuveen Insured Quality Municipal Fund, Inc.	NQI
12. Nuveen New Jersey Investment Quality Municipal Fund, Inc.	NQJ
13. Nuveen Pennsylvania Investment Quality Municipal Fund	NQP
14. Nuveen Select Quality Municipal Fund, Inc.	NQS
15. Nuveen California Select Quality Municipal Fund, Inc.	NVC
16. Nuveen New York Select Quality Municipal Fund, Inc.	NVN
17. Nuveen Quality Income Municipal Fund, Inc.	NQU
18. Nuveen Insured Municipal Opportunity Fund, Inc.	NIO
19. Nuveen Michigan Quality Income Municipal Fund, Inc.	NUM
20. Nuveen Ohio Quality Income Municipal Fund, Inc.	NUO
21. Nuveen Texas Quality Income Municipal Fund	NTX
22. Nuveen California Quality Income Municipal Fund, Inc.	NUC
23. Nuveen New York Quality Income Municipal Fund, Inc.	NUN
24. Nuveen Premier Municipal Income Fund, Inc.	NPF
25. Nuveen Premier Insured Municipal Income Fund, Inc.	NIF
26. Nuveen Premium Income Municipal Fund 2, Inc.	NPM
27. Nuveen Arizona Premium Income Municipal Fund, Inc.	NAZ
28. Nuveen Insured California Premium Income Municipal Fund, Inc.	NPC
29. Nuveen Michigan Premium Income Municipal Fund, Inc.	NMP

30. Nuveen New Jersey Premium Income Municipal Fund, Inc.	NNJ
31. Nuveen Insured New York Premium Income Municipal Fund, Inc.	NNF
32. Nuveen Premium Income Municipal Fund 4, Inc.	NPT
33. Nuveen Insured California Premium Income Municipal Fund 2, Inc.	NCL
34. Nuveen Maryland Premium Income Municipal Fund	NMY
35. Nuveen Massachusetts Premium Income Municipal Fund	NMT
36. Nuveen Pennsylvania Premium Income Municipal Fund 2	NPY
37. Nuveen Virginia Premium Income Municipal Fund	NPV
38. Nuveen Connecticut Premium Income Municipal Fund	NTC
39. Nuveen Georgia Premium Income Municipal Fund	NPG
40. Nuveen Missouri Premium Income Municipal Fund	NOM
41. Nuveen North Carolina Premium Income Municipal Fund	NNC
42. Nuveen California Premium Income Municipal Fund	NCU
43. Nuveen Insured Premium Income Municipal Fund 2	NPX
44. Nuveen California Dividend Advantage Municipal Fund	NAC
45. Nuveen New York Dividend Advantage Municipal Fund	NAN
46. Nuveen Dividend Advantage Municipal Fund	NAD
47. Nuveen Arizona Dividend Advantage Municipal Fund	NFZ
48. Nuveen Connecticut Dividend Advantage Municipal Fund	NFC
49. Nuveen Maryland Dividend Advantage Municipal Fund	NFM
50. Nuveen Massachusetts Dividend Advantage Municipal Fund	NMB
51. Nuveen North Carolina Dividend Advantage Municipal Fund	NRB
52. Nuveen Virginia Dividend Advantage Municipal Fund	NGB
53. Nuveen Dividend Advantage Municipal Fund 2	NXZ
54. Nuveen California Dividend Advantage Municipal Fund 2	NVX
55. Nuveen New Jersey Dividend Advantage Municipal Fund	NXJ
56. Nuveen New York Dividend Advantage Municipal Fund 2	NXK
57. Nuveen Ohio Dividend Advantage Municipal Fund	NXI
58. Nuveen Pennsylvania Dividend Advantage Municipal Fund	NXM
59. Nuveen Dividend Advantage Municipal Fund 3	NZF
60. Nuveen California Dividend Advantage Municipal Fund 3	NZH
61. Nuveen Georgia Dividend Advantage Municipal Fund	NZX
62. Nuveen Maryland Dividend Advantage Municipal Fund 2	NZR
63. Nuveen Michigan Dividend Advantage Municipal Fund	NZW
64. Nuveen Ohio Dividend Advantage Municipal Fund 2	NBJ
65. Nuveen North Carolina Dividend Advantage Municipal Fund 2	NNO
66. Nuveen Virginia Dividend Advantage Municipal Fund 2	NNB
67. Nuveen Insured Dividend Advantage Municipal Fund	NVG
68. Nuveen Insured California Dividend Advantage Municipal Fund	NKL
69. Nuveen Insured New York Dividend Advantage Municipal Fund	NKO
70. Nuveen Arizona Dividend Advantage Municipal Fund 2	NKR
71. Nuveen Connecticut Dividend Advantage Municipal Fund 2	NGK
72. Nuveen New Jersey Dividend Advantage Municipal Fund 2	NUJ
73. Nuveen Ohio Dividend Advantage Municipal Fund 3	NVJ
74. Nuveen Pennsylvania Dividend Advantage Municipal Fund 2	NVY
75. Nuveen Arizona Dividend Advantage Municipal Fund 3	NXE
76. Nuveen Connecticut Dividend Advantage Municipal Fund 3	NGO
77. Nuveen Georgia Dividend Advantage Municipal Fund 2	NKG

78. Nuveen Maryland Dividend Advantage Municipal Fund 3	NWI
79. Nuveen North Carolina Dividend Advantage Municipal Fund 3	NII
80. Nuveen Insured Tax-Free Advantage Municipal Fund	NEA
81. Nuveen Insured California Tax-Free Advantage Municipal Fund	NKX
82. Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund	NGX
83. Nuveen Insured New York Tax-Free Advantage Municipal Fund	NRK
84. Nuveen Municipal High Income Opportunity Fund	NMZ
85. Nuveen Municipal High Income Opportunity Fund 2 (not leveraged at this time) NMD
86. Nuveen Enhanced Municipal Value Fund (not leveraged at this time)	NEV
NYSE listed commodity pool:
Nuveen Diversified Commodity Fund	CFD

Funds advised by FAF Advisors, sub-advised by Nuveen Asset Management, LLC:

American Municipal Income Portfolio Inc.	XAA
Minnesota Municipal Income Portfolio Inc.	MXA
First American Minnesota Municipal Income Fund II, Inc.	MXN
American Income Fund, Inc.	MRF
American Strategic Income Portfolio Inc.	ASP
American Strategic Income Portfolio Inc.—II	BSP
American Strategic Income Portfolio Inc.—III	CSP
American Select Portfolio Inc.	SLA

Updated 06/30/2011